Exhibit 1.1B

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

CARD SERIES

CLASS A(2006-5)

ASSET BACKED NOTES

TERMS AGREEMENT

Dated: March 28, 2006

To:	CAPITAL ONE MULTI-ASSET EXECUTION TRUST

CAPITAL ONE FUNDING, LLC

Re:	Underwriting Agreement, dated March 27, 2006

Series Designation:             Card series

Registration Statement:       Nos. 333-130862, 333-130862-01 and 333-130862-02

Terms of the Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public (1)
$500,000,000	One-month LIBOR plus 0.06% per annum	100.00%

(1)	Plus accrued interest, if any, at the applicable rate from April 4, 2006

Interest Payment Dates:

The 15th day of each month (or, if not a Business Day, the next succeeding Business Day), commencing May 15, 2006.

Underwriters:

The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Note Ratings:

Aaa by Moody’s

AAA	by Standard & Poor’s

AAA by Fitch

Owner Trustee: Deutsche Bank Trust Company Delaware.

Indenture Trustee: The Bank of New York.

Indenture: The Indenture, dated as of October 9, 2002 and as amended and restated as of January 13, 2006, between Capital One Multi-asset Execution Trust (the “Issuer”) as Issuer and The Bank of New York, as Indenture Trustee.

Asset Pool Supplement: The Asset Pool 1 Supplement, dated as of October 9, 2002 between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

Indenture Supplement: The Card Series Indenture Supplement, dated as of October 9, 2002.

Terms Document: The Class A(2006-5) Terms Document, dated as of April 4, 2006.

Pooling and Servicing Agreement: The Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993 and as amended and restated as of August 1, 2002 and January 13, 2006, respectively, among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer and the Bank of New York, as Master Trust Trustee.

Series Supplement: The Series 2002-CC Series Supplement, dated as of October 9, 2002.

Purchase Price:

The purchase price payable by the Underwriters for the Notes covered by this Agreement will be 99.70% of the principal amount of Notes to be issued.

Commissions, Concessions and Discounts:

The Underwriters’ discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Notes, shall be as follows:

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Discounts and Commissions	Price Concessions	Reallowance
0.30%	not in excess of 0.180%	not in excess of 0.090%

Reimbursement of Expenses:

The Underwriters shall reimburse the Company for an amount not to exceed $0 for application towards expenses.

Time of Sale:

10:34 a.m. (Eastern Time (U.S.)) on March 28, 2006 (the time the first contract of sale was entered into as designated by the Representatives).

Closing Date:

Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company and the Issuer hereby agree that the Closing Date shall be April 4, 2006, 10:00 a.m., New York City time.

Location of Closing:

Orrick, Herrington & Sutcliffe LLP

Washington Harbour

3050 K Street, NW

Washington, DC 20007-5135

Address for Notice to Representative:

Deutsche Bank Securities Inc.
as Underwriter and as a Representative of the Underwriters named in Schedule I to the Underwriting Agreement
60 Wall Street, 19th Floor
New York, New York 10004
Attention:	Kristi Leo
Telephone:	(212) 250-2627
Fax:	(212) 797-2032

Lehman Brothers Inc.
as Underwriter and as a Representative of the Underwriters named in Schedule I to the Underwriting Agreement
745 Seventh Avenue, 7th Floor
New York, New York 10019
Attention:	Henry Domenici
Telephone:	(212) 526-8862
Fax:	(646) 758-2046

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Underwriters’ Foreign Jurisdiction Distributions:

Pursuant to Section 6(d)(iii) of the Underwriting Agreement, each Underwriter agrees to provide the Company, after the Closing Date, with a list of any foreign jurisdictions to which that Underwriter delivered a written confirmation in connection with its sale of Notes (it being expressly understood, for the avoidance of doubt, that this provision relates only to the initial distribution of the Notes, and not to secondary market sales).

4

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above-referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the above-referenced Series of Notes set forth opposite their names on Schedule I hereto.

DEUTSCHE BANK SECURITIES INC.,
as Underwriter or as a Representative of the Underwriters named on Schedule I of the Underwriting Agreement

By:	/s/ Kristi Leo
Name:	Kristi Leo
Title:	Director

By:	/s/ Andrew Peisch
Name:	Andrew Peisch
Title:	Managing Director

LEHMAN BROTHERS INC., as Underwriter or as a Representative of the Underwriters named on Schedule I of the Underwriting Agreement

By:	/s/ Nelson Soares
Name:	Nelson Soares
Title:	Managing Director

[Signature Page to Capital One Multi-asset Execution Trust (Card series Class A(2006-5)) Terms Agreement]

Accepted:

CAPITAL ONE MULTI-ASSET EXECUTION TRUST, as Issuer

By:	Capital One Funding, LLC, not in its individual capacity but solely as Beneficiary on behalf of the Issuer

By:	/s/ Richard Johns
Name:	Richard Johns
Title:	Assistant Vice President

CAPITAL ONE FUNDING, LLC, as Originator and Transferor

By:	/s/ Richard Johns
Name:	Richard Johns
Title:	Assistant Vice President

CAPITAL ONE BANK, as a Seller

By:	/s/ Albert A. Ciafre
Name:	Albert A. Ciafre
Title:	Director of Capital Markets

CAPITAL ONE, F.S.B., as a Seller

By:	/s/ Thomas A. Feil
Name:	Thomas A. Feil
Title:	Assistant Treasurer and Vice President, Capital Markets

[Signature Page to Capital One Multi-asset Execution Trust (Card series Class A(2006-5)) Terms Agreement]

SCHEDULE I

UNDERWRITERS

$500,000,000 Principal Amount of Card series Class A(2006-5) Notes

Underwriters	Principal Amount
Deutsche Bank Securities Inc.	$100,000,000
Lehman Brothers Inc.	100,000,000
Banc of America Securities LLC	100,000,000
Greenwich Capital Markets, Inc.	100,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,000,000

Total	$500,000,000